                                                                   EXHIBIT 10.12


                             ON COMMAND CORPORATION
             CHANGE OF CONTROL SEVERANCE PLAN FOR EXECUTIVE OFFICERS

DEFINITIONS

"CHANGE OF CONTROL (COC)" shall mean any event as a result any single entity or "group" (as defined in Rule 13d-5 promulgated under the Securities Exchange Act of 1934), other than Ascent Entertainment Group, Inc.("Ascent") or a group of which Ascent is a member, owns more than fifty percent (50%) of the voting stock of On Command Corporation ("OCC").

"WINDOW PERIOD" shall refer to the 12 month period following a COC.

"PAYOUT TRIGGERS" shall refer to those events which cause the benefits under this plan to be in effect. Such events are defined as follows:

1. Involuntary Termination by the company for any reason other than death, disability or cause within one year of the COC; and

2. Voluntary termination for good reason including demotion, salary reduction or relocation of the office or employee out of state within one year of the COC.

EXECUTIVES ARE ELIGIBLE FOR THE BENEFITS DESCRIBED BELOW IF, AFTER A COC, ONE OF THE PAYOUT TRIGGERS SHOULD OCCUR:

SALARY CONTINUATION

For vice presidents and above with 2 or more years of service, 12 months of salary continuation. For vice presidents and above with less than 2 years of service, 6 months of salary continuation.

ANNUAL BONUS

If such officer would otherwise have been eligible for an annual bonus with respect to his or her employment prior to the COC, then such officer would receive payment of such bonus, prorated to the effective date of his or her Voluntary or Involuntary termination, payable at the earlier of the date that such bonus would otherwise be paid, or the end of salary continuation.

FRINGE BENEFITS

During the relevant period of salary continuation, the officers covered under this plan shall be eligible to participate in OCC's benefit plans as are generally made available by OCC to it officers. In the event that OCC ceases to exist, or terminates any such plans, OCC shall either make provision for the continued coverage of the covered officers, or provide for a lump sum payment adequate to cover the costs to the officers of similar medical, life and disability plans.

STOCK OPTIONS

Any stock options held by the employees covered by this plan shall become 100% vested immediately and remain exercisable for a period of one year.